Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES PRELIMINARY FIRST QUARTER 2022 RESULTS AND SCHEDULES EARNINGS CONFERENCE CALL

West Palm Beach, FL – (April 27, 2022) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced preliminary results for the first quarter of 2022 and scheduled an earnings conference call for Thursday, May 5 at 8:30 a.m. (ET).

The Company reported the following preliminary results for the first quarter of 2022 (see “Note Regarding Financial Performance Estimates” below):

●	Net Income of $58 million and earnings per share of $6.30

●	Cash of $269 million and total liquidity of $314 million as of March 31, 2022, an increase of $76 million and $121 million respectively over December 31, 2021

●	Book value per share of $58 as of March 31, 2022, up 12% from December 31, 2021

●	Total servicing additions of $20 billion during first quarter

●	Total servicing UPB of $275 billion as of March 31, 2022, up 3% from December 31, 2021

Glen A. Messina, President and CEO of Ocwen, said, “We are pleased with our progress during the first quarter. We believe our strategy of balance and diversification is working and positions us well to maintain performance during this market cycle. Our originations and servicing businesses are performing as expected with the rapid increase in interest rates and MSR fair value gains more than offset a pre-tax loss in forward originations. We are taking the necessary actions to address lower industry forward mortgage origination volume and margins, including expense reduction and right-sizing actions, while prioritizing higher margin products and services. Reverse originations volume and profitability remain strong and consistent with the fourth quarter of 2021. In our servicing segment, forward mortgage runoff is declining, the build-out and financial performance of reverse servicing are on track, and we continue to be excited about the growth opportunities in both forward and reverse subservicing. We look forward to providing additional details and business updates during our first quarter earnings conference call.”

First Quarter 2022 Earnings and Business Update Conference Call

The Company will hold a conference call on Thursday, May 5, 2022 at 8:30 a.m. (ET) to review the Company’s first quarter 2022 operating results and provide a business update.

All interested parties are welcome to participate. You can access the conference call by dialing (800) 304-0389 or (773) 341-1655 and using the conference ID 5259170 approximately 10 minutes prior to the call. Participants can also access the conference call through a live audio webcast available from the Shareholder Relations page at www.ocwen.com under Events and Presentations.

An investor presentation will accompany the conference call and be available by visiting the Shareholder Relations page at www.ocwen.com prior to the call.

A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

For more information on prior releases and SEC Filings, please refer to the Shareholder Relations section at www.ocwen.com.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the ability of our recent strategic transactions to improve our earnings. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the impacts on borrowers and the economy generally; the potential for ongoing disruption in the financial markets and in commercial activity generally as a result of international events and other sources of instability; the extent to which our MSR asset vehicle (MAV), other transactions and our enterprise sales initiatives will generate additional subservicing volume, increase market share within the subservicing market, and result in increased profitability; the timing and amount of presently anticipated forward and reverse loan boarding; whether we will increase the total investment commitments in MAV, and if so, when and on what terms; our ability to close acquisitions of MSRs and other transactions, including the ability to obtain regulatory approvals; our ability to continue to grow our reverse servicing business; our ability to retain clients and employees of acquired businesses, and the extent to which acquisitions and our other strategic initiatives will contribute to achieving our growth objectives; the extent to which we will be able to execute call rights transactions, and whether such transactions will generate the returns anticipated; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our relationship and remaining servicing agreements with New Residential Investment Corp.; our ability to improve our financial performance through cost and productivity improvements; the performance of our lending business in a competitive market and uncertain interest rate environment; our ability to execute on identified business development and sales opportunities; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2021 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Financial Performance Estimates

This press release contains statements relating to our preliminary first quarter financial performance. These statements are based on currently available information and reflect our current estimates and assessments. The Company has not finished its first quarter financial closing procedures. There can be no assurance that actual results will not differ from our current estimates and assessments, including as a result of first quarter financial closing procedures, and any such differences could be material.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com